statement

forward looking

may Litigation answers, These estimates constitute forward-looking statements (within the meaning of the Private Securities

The information provided herein, including related questions and contain estimates of future operating results for SunTrust. Reform Act of 1995) which involve significant risks and uncertainties. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to:

•

requirements, competitive guidelines, banking or and the policies, scenario, regulatory or economic or conditions markets, principles, the legislation securities rates, in in business in interest accounting changes changes in changes risks in in occur environment, Changes Changes Significant Significant Changes Significant Litigation

•	• • • • •

SunTrust does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

The reconciliation of those measures to GAPP measures can be found in This presentation could include some non-GAAP measures to describe our Company’s performance. our earnings press release, on our website in the press release section of the Investor Relations pages and in the appendix of this presentation.

SunTrust?

why

•	acceleration markets quality profit growth evidence in generation, high prospects in consistency, trends of revenue growth franchise record earning on Strong Track Positive Focused Excellent
•	• • •

perspective

performance

•

corporate growth large in share growth low per earnings and remained Southeast markets losses digit the credit in capital double as economy markets in off equity paid Experienced Strong Solid Investments loans

•	• •

•

many a to with slowdown impact coupled environment economic negative sensitivity, rate rising to created SunTrust asset a immune offs, including toward assuming flat not charge portfolio duration, essentially economy corporate institutions in financial shift shorter-term Earnings Southeast Record Made

•	• •

•

2003 corporate of rising most and recent slack for more and strategies; and sensitivity compression improvement and front market performance model sales asset margin our in the future of with stock on resulted for coupled rebound, well execution evident results on rates demand augur is Low loan Economic rates Focus momentum financial

•	•

Notes

Bank

JP

Bank

1. Source: SNL Securities 2. Top 20 banks by market capitalization as of 7/8/2003, excluding MEL, STT and NTRS 3. Weighted average based on MSA deposits investment

targeted

Atlanta Greater Washington Central Florida

North Florida South Florida Southwest Florida

8.0%

8.6%

14.0%

•

related with national future, the particularly the above for markets, well prospects and high-growth deployment average force significant STI these the in sales present above and regions both investments development banking focusing our expectations is branch of new Many growth average SunTrust to •

Excludes net gains in Company’s security portfolio due to its ownership of 48.3 million shares of The The Company believes this is a more indicative performance measure when Coca-Cola Company. being compared to other companies Annualized (1) (2)

earnings per share

long term

CAGR = 10.1%

Track Record

(1)

EPS

$

4.80 4.50 4.00 3.50 3.00 2.50 2.00 1.50 1.00 0.50 0.00

GAAP EPS

Reduction in EPS due to Merger-related charges

are no adjustments for merger pooling. There

EPS as originally reported and adjusted for stock splits. (1)

Without merger-related charges of $16 million (1)

Headcount for end-of year and end-of-quarter adjusted for acquisitions/dispositions - 11 -(1)

(1) Adjusted for impact of Three Pillars Consolidation and Affordable Housing Consolidation - 15 -

Company Reports Source:

sales

focus on

•

coupled fees and relationships… balances customer accounts, planning goals client clients, to Sustaining” and and more roles and profiling transparent key Execution” acquire standards in Service, in to training functions leaders “Sales, effort relationship measures, sales

•	“Excellence
•	2 sales E
•	3
•	“S with Bank-wide Cross-LOB New Intensified Streamlined Aligned
•	• • • • •

2002, while The Retail LOB made more than 63,000 client referrals to the Retail Investment area. The Mortgage LOB referred over 95,000 targeted banking products and services, more than twice as a many as in 2002. Driven by extensive cross-LOB referrals, we booked $7.3 billion in home equity product loans and commitments in 2003, exceeding 2002 by 18%.

Sales per FTE for the year exceeded the 2002 average by 38%. Cross-LOB Programs – – – New equipment leasing balances exceeded 2002 by more than 45 percent. Retail investment sales were up more than 25 percent compared to 4Q03 exceeded 4Q02 by more than 43 percent. In mortgage, closing volumes were up 42 percent resulting in more than $43 billion in production.

• • • • •

SunTrust?

Why

•	a through resources bank big provide team to management positioned uniquely empowered are locally We

•	to approach scale of effective economies highly a of have we advantage and take – performers to people us top best these enables the size have managing Our We •

•	build to lines product and business across effectively relationships work people client
•	Our lasting

•

growing through fastest the quality growth of demonstrated some credit in dividend are shareholders and we to – best-in-class earnings footprint country maintain commitment best consistent the firm the in a of have markets consistently have decades We We We

•	•

kept the best and streamlined the rest

We have •

appendix

reconciliations

3Q 03 2.98% 0.06% 0.02% 3.06%

Net Interest Margin Net Interest Margin Impact of Three Pillars Consolidation Net Interest Margin Impact of Affordable Housing Consolidation Net Interest Margin Adjusted for the Impact of Three Pillars and Affordable Housing

Mortgage Expenses Total Expenses Mortgage Expenses Non-

% Growth 6%	3%
2002 3,219.4	224.0 2,995.4
2003 3,400.6	307.4 3,093.2

appendix

reconciliations DDA

4Q 03

$18,586.2 850.0

Adjustment for estimated $850 million lossin deposits due to mortgage loan payoff

DDA

$18,586.2 900.0

Adjustment for estimated $900 million lossin deposits due to mortgage loan payoff Adjusted DDA

$19,486.2 $70,312.6

Total Deposits Adjustment for estimated $850 million loss